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Exhibit 99.3

HCR Properties, LLC

Consolidated Financial Statements

For the three and nine months ended September 30, 2010 and 2009

 HCR Properties, LLC

Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
	(Note 1)	(Note 1)
	(In thousands)
Assets
Current assets:
Restricted cash and cash equivalents	$3,420	$7,855
Net investment in direct financing lease	3,123,630	3,096,351
Property	60	60
Other assets	35,549	59,589

Total assets	$3,162,659	$3,163,855

Liabilities and Member's Deficit
Current liabilities:
Accrued liabilities	$8,110	$8,280
Income taxes payable	116,926	51,978
Net payable to affiliated company	16,265	19,463

Total current liabilities	141,301	79,721
Long-term debt	4,595,942	4,595,942
Deferred income taxes	907,248	892,839
Member's deficit:
Contributed capital	3,812,947	3,812,947
Accumulated distributions	(5,097,856)	(4,893,128)
Retained earnings	376,858	250,294
Accumulated other comprehensive loss	(13,251)	(17,020)

	(921,302)	(846,907)
Less subscription receivable	(1,560,530)	(1,557,740)

Total member's deficit	(2,481,832)	(2,404,647)

Total liabilities and member's deficit	$3,162,659	$3,163,855

See accompanying notes.

 HCR Properties, LLC

Consolidated Statements of Income

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Note 1)	(Unaudited)
	(In thousands)
Revenues	$—	$—	$—	$—
Expenses:
Operating	111	184	111	184
Management fees	388	388	1,163	1,163

	499	572	1,274	1,347

Loss before other income (expenses) and income taxes	(499)	(572)	(1,274)	(1,347)
Other income (expenses):
Interest expense	(39,619)	(37,727)	(116,183)	(114,780)
Unrealized derivative loss	(586)	(3,864)	(10,921)	(2,388)
Gain on sale of assets	—	1,232	—	1,232
Interest income and other	110,876	109,829	331,865	328,774

Total other income, net	70,671	69,470	204,761	212,838

Income before income taxes	70,172	68,898	203,487	211,491
Income taxes	26,525	25,897	76,923	79,962

Net income	$43,647	$43,001	$126,564	$131,529

See accompanying notes.

 HCR Properties, LLC

Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2010	2009
	(Note 1)	(Unaudited)
	(In thousands)
Operating Activities
Net income	$126,564	$131,529
Adjustments to reconcile net income to net cash
provided by operating activities:
Deferred finance fee and derivative amortization	19,321	13,972
Interest earned in excess of cash receipts	(30,069)	(35,637)
Unrealized derivative loss	10,921	2,388
Provision for deferred income taxes	11,976	43,598
Gain on sale of assets	—	(1,232)
Changes in assets and liabilities:
Assets	—	(13,176)
Liabilities	64,778	32,291

Total adjustments	76,927	42,204

Net cash provided by operating activities	203,491	173,733

Investing Activities
Investment in direct financing lease	—	(2,356)
Investment in property	—	(60)
Proceeds from sale of assets	—	4,704
Net change in restricted cash and cash equivalents	4,435	4,134

Net cash provided by investing activities	4,435	6,422

Financing Activities
Net advance to affiliated company	(3,198)	(2,687)
Contributions from Manor Care, Inc.	—	17,997
Distributions to Manor Care, Inc.	(204,728)	(190,527)
Payment of debt	—	(3,558)
Payment of financing costs	—	(1,380)

Net cash used in financing activities	(207,926)	(180,155)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

See accompanying notes.

HCR Properties, LLC

Notes to Consolidated Financial Statements

1.     Accounting Policies

Nature of Operations

        HCR Properties, LLC and subsidiaries (the Company) lease certain property and equipment of 331 skilled nursing and assisted living centers to a related party, HCR III Healthcare, LLC. The centers are located in 30 states, with 63 percent located in Florida, Illinois, Michigan, Ohio and Pennsylvania.

Principles of Consolidation and Basis of Presentation

        The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management of the Company, all adjustments considered necessary for a fair presentation have been included and are of a normal and recurring nature. Operating results for the three and nine months ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. These consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and footnotes for the nine months ended September 30, 2010 and for the years ended December 31, 2009 and 2008.

        The consolidated balance sheets as of September 30, 2010 and December 31, 2009, and the consolidated statements of income and cash flows for the nine months ended September 30, 2010 have been derived from audited consolidated financial statements but do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. The consolidated statements of income for the three months ended September 30, 2010 and for the three and nine months ended September 30, 2009, and the statement of cash flows for the nine months ended September 30, 2009 are unaudited. The footnotes in these financial statements are considered unaudited, except for references to the balances as of September 30, 2010 and December 31, 2009, and the amounts for the nine months ended September 30, 2010 that have been derived from audited consolidated financial statements.

        The consolidated financial statements include the accounts of HCR Properties, LLC and its wholly-owned subsidiaries. HCR Properties, LLC is a wholly-owned subsidiary of Manor Care, Inc.

Related-Party Transactions

        HCR III Healthcare, LLC is an indirect, wholly-owned subsidiary of HCR Healthcare, LLC and Manor Care, Inc. Certain of the consolidated subsidiaries of HCR Properties, LLC hold the title to the property and equipment of the skilled nursing and assisted living facilities. HCR III Healthcare, LLC (also referred to as Master Tenant) leases the property from certain subsidiaries of HCR Properties, LLC and conducts the operations of the business. The lease is accounted for as a direct financing lease. HCR Properties, LLC distributes the residual lease payments to Manor Care, Inc., which represents the portion of the lease payments received from HCR III Healthcare, LLC which are not used by subsidiaries of HCR Properties, LLC to make payments with respect to their loan agreements.

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

Assets and Liabilities Measured at Fair Value

        In the first quarter of 2010, the Company adopted a new accounting standard that amends and expands the disclosures about fair value measurements. The additional disclosures include the amount of transfers between Levels 1 and 2 of the fair value hierarchy, the reasons for transfers in and out of Level 3 and activity for recurring Level 3 measures. The amendments clarify certain existing disclosure requirements related to the level at which fair value disclosures should be disaggregated and the requirement to provide disclosures about the valuation techniques and inputs used in determining the fair value of assets or liabilities classified as Levels 2 or 3. The Company previously provided disclosures about the valuation techniques and inputs. See Note 4 for these disclosures.

Comprehensive Income

        Comprehensive income represents the sum of net income plus other comprehensive income. Comprehensive income was $45.3 million and $130.3 million for the three and nine months ended September 30, 2010, respectively, and $43.7 million and $134.0 million for the three and nine months ended September 30, 2009, respectively. The other comprehensive income represented the unrealized gain or loss on hedging derivatives and the reclassification adjustment for losses recognized in earnings.

Subsequent Events

        The Company has evaluated subsequent events through November 30, 2010, the date the financial statements were available to be issued.

2.     Debt

        Fair Value.    At September 30, 2010 and December 31, 2009, the carrying value of the Company's debt was $4.6 billion and the fair value was $4.3 billion and $3.9 billion, respectively. At September 30, 2010 and December 31, 2009, the fair value of the Company's variable-rate debt was calculated using cash flows based upon the variable interest rate in effect at period end discounted at a current replacement spread over LIBOR based on current market conditions.

        Other.    The commercial mortgage-backed securities (CMBS) and Mezzanine debt are not obligations of HCR Healthcare, LLC or HCR III Healthcare, LLC. HCR Properties, LLC and its subsidiaries' assets and credit are not available to satisfy the debts and other obligations of any of their affiliates or any other person. HCR III Healthcare, LLC and its subsidiaries' assets and credit are not available to satisfy the debts and other obligations of any of their affiliates or any other person.

3.     Derivative Financial Instruments and Hedging Activities

        Risk Management Objective of Using Derivatives.    The Company is exposed to certain risk arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company's derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company's known or expected cash receipts and its known or expected cash payments principally

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

related to the Company's borrowings. As of September 30, 2010 and December 31, 2009, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. Additionally, the Company does not use derivatives for trading or speculative purposes.

        Cash Flow Hedges of Interest Rate Risk.    The Company's objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company uses interest rate caps as part of its interest rate risk management strategy. Interest rate caps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium.

        During December 2007, the Company entered into 24 interest rate caps, which expire in January 2012, to hedge the variable cash flows associated with the CMBS and Mezzanine variable-rate debt of $4.6 billion for an up-front premium of $36.9 million. These transactions were executed in conjunction with interest rate floor transactions executed by HCR Healthcare, LLC. During the first quarter of 2009, the Company modified certain interest rate caps to reduce the strike rate on $2.5 billion of the total outstanding notional amount for an up-front premium of $14.2 million. As a result of these modifications, the Company discontinued prospectively the hedge accounting on 16 of its interest rate caps for $3.57 billion of the notional amount, as this portion no longer met the strict hedge accounting requirements. As of September 30, 2010, the Company had eight interest rate caps designated as cash flow hedges of interest rate risk for a notional amount of $1.03 billion.

        The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in other comprehensive income (OCI) and is subsequently reclassified from accumulated other comprehensive income (AOCI) into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. The payment of $3.6 million of CMBS and Mezzanine variable rate debt in 2009 created a minor ineffective portion and the change in fair value that is recorded directly to earnings is disclosed in the table below.

        Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company's variable-rate debt. The Company continues to report the net gain or loss at the time of the modification related to the discontinued cash flow hedges in AOCI. The net gain or loss is expected to be reclassified into earnings during the original contractual terms of the derivative agreements as the hedged interest payments are expected to occur as forecasted. During the twelve months ending September 30, 2011, the Company estimates that an additional $16.2 million will be reclassified as an increase to interest expense.

        Non-Designated Hedges.    Derivatives not designated as hedges are not speculative and are used to manage the Company's exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements. The Company uses interest rate caps as part of its interest rate risk management strategy. Interest rate caps involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract. Changes in the fair value are recorded directly in earnings. As of September 30, 2010, the Company had 16 interest rate caps for a notional amount of $3.57 billion that were not designated as hedges in qualifying hedging relationships.

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

        Balance Sheet Classification.    The fair value of the Company's derivative financial instruments and their classification on the consolidated balance sheets was as follows:

		Fair Value
Asset Derivatives	Balance Sheet Location	September 30, 2010	December 31, 2009
		(Note 1)	(Note 1)
		(In thousands)
Designated hedges
Interest Rate Caps	Other assets	$9	$1,179
Non-designated hedges
Interest Rate Caps	Other assets	98	11,014

		$107	$12,193

        Income Statement Effect.    The effect of the Company's derivative financial instruments on the consolidated statements of income was as follows:

Derivatives Designated as Cash Flow Hedges

        Interest Rate Caps:

		Three months ended September 30,		Nine months ended September 30,
Amount of gain/credit or (loss/expense)	Location	2010	2009	2010	2009
		(Unaudited)	(Unaudited)	(Note 1)	(Unaudited)
		(In thousands)
Recognized in OCI (effective portion)	OCI	$(57)	$35	$(1,165)	$1,901
Reclassified from AOCI into income (effective portion)	Interest
	expense	(2,745)	(1,132)	(7,367)	(2,073)
Recognized in income (ineffective portion and amount excluded from effectiveness testing)	Unrealized
	derivative
	loss	(1)	(2)	(5)	(49)

Derivatives Not Designated as Hedging Instruments

		Three months ended September 30,		Nine months ended September 30,
Amount of gain (loss) recognized in income	Location	2010	2009	2010	2009
		(Unaudited)	(Unaudited)	(Note 1)	(Unaudited)
		(In thousands)
Interest Rate Caps	Unrealized	$(585)	$(3,862)	$(10,916)	$(2,339)
	derivative loss

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

4.     Fair Value Measurements

        The Company measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. The following three-tier hierarchy prioritizes the inputs used in measuring fair value:

Level 1:	Observable inputs such as quoted prices in active markets;
Level 2:	Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
Level 3:	Unobservable inputs for which there is little or no market data, which requires the Company to develop assumptions.

        The fair value of the Company's financial assets was determined using the following inputs:

	Fair Value at September 30, 2010 (Note 1)
	Level 1	Level 2	Level 3
		(In thousands)
Assets:
Restricted cash and cash equivalents	$3,420	$—	$—
Derivative asset for interest rate caps	—	107	—

Total assets	$3,420	$107	$—

	Fair Value at December 31, 2009 (Note 1)
	Level 1	Level 2	Level 3
		(In thousands)
Assets:
Restricted cash and cash equivalents	$7,855	$—	$—
Derivative asset for interest rate caps	—	12,193	—

Total assets	$7,855	$12,193	$—

        There were no transfers between Level 1 and Level 2 during the nine months ended September 30, 2010 or the year ended December 31, 2009. There were no assets or liabilities classified in Level 3 during the nine months ended September 30, 2010 or the year ended December 31, 2009.

        The valuation of interest rate caps was determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflected the contractual terms of the derivatives, including the period to maturity, and used observable market-based inputs, including interest rate curves and implied volatilities. The Company incorporated credit valuation adjustments to appropriately reflect the respective counterparty's nonperformance risk in the fair value measurements. Although the Company determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by its counterparties. However, as of September 30, 2010 and

HCR Properties, LLC

Notes to Consolidated Financial Statements (Continued)

December 31, 2009, the Company assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and determined that the credit valuation adjustments were not significant to the overall valuation of its derivatives. As a result, the Company determined that its derivative valuations in their entirety were classified in Level 2 of the fair value hierarchy.

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  Exhibit 99.3
HCR Properties, LLC Consolidated Financial Statements For the three and nine months ended September 30, 2010 and 2009
HCR Properties, LLC Consolidated Balance Sheets
HCR Properties, LLC Consolidated Statements of Income
HCR Properties, LLC Consolidated Statements of Cash Flows
HCR Properties, LLC Notes to Consolidated Financial Statements